Unitil Corporation
                      Consolidated Statement of Cash Flows
                                     ($000)
                                   (Unaudited)

                                                                                 Twelve Months Ended
                                                                                 September 30, 1998
                                                             ----------------------------------------------------------
                                                                                      Proforma
                                                                    1998             Adjustments             Adjusted
                                                             ----------------      ---------------         ------------
Net Cash Flow from Operating Activities:
  Net Income                                                  $       7,995           $     (42)           $      7,953
  Adjustments to Reconcile Net Income to
   Net Cash Provided by Operating Activities:
     Depreciation and Amortization                                    9,889                                       9,889
     Deferred Taxes                                                     349                                         349
     Amortization of Investment Tax Credit                             (368)                                       (368)
     Provision for Doubtful Accounts                                    815                                         815
     Amortization of Debt Issuance Costs                                 62                                          62
     Issuance of Stock Options                                            0                  63                      63

  Changes in Assets and Liabilities
   (Increase) Decrease in:
     Accounts Receivable                                                239                                         239
     Materials and Supplies                                            (727)                                       (727)
     Prepayments & Prepaid Pension                                     (543)                                       (543)
     Accrued Revenue                                                  2,280                                       2,280
   Increase (Decrease) in:
     Accounts Payable                                                (2,295)                                     (2,295)
     Refundable Customer Deposits                                    (1,089)                                     (1,089)
     Taxes & Interest Payable                                           836                 (21)                    815
     Other, Net                                                        (828)                                       (828)
                                                              --------------      --------------           -------------
Net Cash Provided by Operating Activities                            16,615                   0                  16,615
Net Cash Flows from  Investing Activities:
     Acqusition of Property, Plant and Equipment                    (15,349)                                    (15,349)
     Proceeds from Taking of Land & Building                              0                                           0
                                                              --------------      --------------           -------------
Net Cash Used in Investing Activities                               (15,349)                  0                 (15,349)
Cash Flows from Financing Activities:
     Proceeds From (Repayment of) Short-Term                           (675)                                       (675)
Debt
     Proceeds from Issuance of Long-Term Debt                        20,000                                      20,000
     Repayment of Long-Term Debt                                    (13,183)                                    (13,183)
     Dividends Paid                                                  (6,277)                                     (6,277)
     Issuance of Common Stock                                         2,041                                       2,041
     Retirement of Preferred Stock                                      (47)                                        (47)
     Repayment of Capital Lease Obligations                            (985)                                       (985)
                                                              --------------      --------------           -------------
Net  Cash Provided By (Used in) Financing Activities                    874                   0                     874
Net (Decrease) Increase in Cash                                       2,140                   0                   2,140
Cash at Beginning of Year                                             2,235                                       2,235
                                                              --------------      --------------           -------------
Cash at September 30,                                         $       4,375                   0            $      4,375
                                                              ==============      ==============           =============


                               Unitil Corporation
                      Consolidated Condensed Balance Sheet
                                     ($000)
                                   (Unaudited)



                                                    September 30,            Proforma
                                                        1998               Adjustments              Adjusted
                                                  ----------------       ---------------          ------------
ASSETS

Utility Plant:
  Electric                                            $  172,371                                   $   172,371
  Gas                                                     31,314                                        31,314
  Common                                                  20,655                                        20,655
  Construction in Progress                                 5,096                                         5,096
                                                    -------------          -------------          -------------
  Total Utility Plant                                    229,436              $      0                 229,436
  Less: Accumulated Depreciation                          72,824                                        72,824
                                                    -------------          -------------          -------------
    Net Utility Plant                                    156,612                     0                 156,612
                                                    -------------          -------------          -------------
                                                    -------------          -------------          -------------
Other Property & Investments                                  42                                            42
                                                    -------------          -------------          -------------
  Cash                                                     4,375                                         4,375
  Accounts Receivable and Other                           23,381                                        23,381
                                                    -------------          -------------          -------------
    Total Current Assets                                  27,756                     0                  27,756
                                                    -------------          -------------          -------------
Deferred Assets                                           57,131                                        57,131
                                                    -------------          -------------          -------------
    Total                                             $  241,541              $      -             $   241,541
                                                    =============          =============          =============
CAPITALIZATION AND LIABILITIES

Capitalization:
  Common Stock                                        $   36,819              $      -             $    36,819
  Misc. PIC - Stock Options                                1,461                 1,264                   2,725
  Retained Earnings                                       34,039                  (834)                 33,205
  Preferred Stock                                          3,844                                         3,844
  Long-Term Debt                                          74,152                                        74,152
                                                    -------------          -------------          -------------
     Total Capitalization                                150,315                   430                 150,745
                                                    -------------          -------------          -------------
Capitalized Lease Obligations                              4,163                                         4,163
                                                    -------------          -------------          -------------
Current Liabilities:
  Long-Term Debt, Current Portion                          1,175                                         1,175
  Short-Term Debt                                         12,575                                        12,575
  Accounts Payable and Other                              23,308                  (430)                 22,878
                                                    -------------          -------------          -------------
    Total Current Liabilities                             37,058                  (430)                 36,628
                                                    -------------          -------------          -------------
Deferred Liabilities                                       9,387                                         9,387
                                                    -------------          -------------          -------------
Deferred Income Taxes                                     40,618                                        40,618
                                                    -------------          -------------          -------------
    Total                                             $  241,541              $      -             $   241,541
                                                    =============          =============          =============

NOTES:

The pro forma adjustment reflects the issuance of 350,000 options over five years

Issuance of 350,000 options                                        350,000

Calculated Compensation Expense:

Fair Value per share, per Black-Scholes Options Pricing        $      3.61
Model

Total Compensation Expense to be recorded over                 $     1,264
Vesting Period ($000)
                                                             =============
Times Effective tax rate -- 34%                                        34%

Income Taxes (34% effective tax rate) ($000)                   $     (430)
                                                             =============

                               Unitil Corporation
                  Consolidated Condensed Statement of Earnings
                                     ($000)



                                                                           Twelve Months Ended
                                                                           September 30, 1998



                                                                               Proforma
                                                       1998                   Adjustments             Adjusted
                                                  --------------           ----------------        -------------
Operating Revenues:
 Electric                                          $    150,909              $        -             $   150,909
 Gas                                                     18,031                                          18,031
 Other                                                       29                                              29
                                                  --------------           ----------------        -------------
  Total Operating Revenues                              168,969                       -                 168,969
                                                  --------------           ----------------        -------------
Operating Expenses:
 Fuel and Purchased Power                               100,279                                         100,279
 Gas Purchased for Resale                                10,749                                          10,749
 Operation and Maintenance                               23,779                      63A                 23,842
 Depreciation and Amortization                            9,890                                           9,890
 Provisions for Taxes:
   Local Property and Other                               5,418                                           5,418
   Federal and State Income                               3,591                     (21)B                 3,570
                                                  --------------           ----------------        -------------
   Total Operating Expenses                             153,706                      42                 153,748
                                                  --------------           ----------------        -------------
Operating Income                                         15,263                     (42)                 15,221
    Non-Operating Expenses (Income)                         197                                             197
                                                  --------------           ----------------        -------------
Income Before Interest Expense                           15,066                     (42)                 15,024
    Interest Expense, Net                                 7,071                                           7,071
                                                  --------------           ----------------        -------------
Net Income                                                7,995                     (42)                  7,953
                                                  --------------           ----------------        -------------
   Less Dividends on Preferred Stock                        275                                             275
                                                  --------------           ----------------        -------------
Net Income Applicable to Common Stock              $      7,720              $      (42)            $     7,678
                                                  ==============           ================        =============
Average Common Shares Outstanding                     4,480,415                                       4,480,415


Basic Earnings per Share                           $       1.72                                     $      1.71
Diluted Earnings per Share                         $       1.68                                     $      1.67



NOTES:
The proforma adjustments represent the following:

Year 1: Issuance of 70,000 options                       70,000

Calculated Compensation Expense:

Fair Value per share, per Black-Scholes Options    $       3.61
Pricing Model


Total Compensation Expense to be recorded          $        252
over Vesting Period ($000)


Vesting, Year 1                                              25%

Year 1 Compensation Expense ($000)                 $         63 A

Times Effective tax rate -- 34%                              34%

Income Taxes (34% effective tax rate) ($000)       $        (21)B
                                                   =============